PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-52022

                       [LOGO: Oil Service HOLDRS (SM) Trust]

                        1,000,000,000 Depositary Receipts
                          Oil Service HOLDRS (SM) Trust

      This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Oil Service HOLDRS (SM) Trust.

      The share amounts specified in the table in the "Highlights of Oil Service HOLDRS" section of the base prospectus shall be replaced with the following:

                                                     Share         Primary
Name of Company                       Ticker        Amounts    Trading Market
---------------------------------     ------        -------    --------------
Baker Hughes Incorporated              BHI            21            NYSE
BJ Services Company                    BJS            28            NYSE
Cameron International Corporation      CAM             8            NYSE
Diamond Offshore Drilling, Inc.         DO            11            NYSE
ENSCO International Incorporated       ESV            11            NYSE
GlobalSanteFe Corporation              GSF          19.975          NYSE
Grant Prideco, Inc.                    GRP             9            NYSE
Halliburton Company                    HAL            44            NYSE
Hanover Compressor Company              HC             5            NYSE
Nabors Industries Ltd.                 NBR            24            NYSE
National Oilwell Varco Inc.            NOV             7            NYSE
Noble Corporation                       NE            11            NYSE
Rowan Companies, Inc.                  RDC             8            NYSE
Schlumberger Ltd.                      SLB            22            NYSE
Smith International, Inc.              SII            16            NYSE
Tidewater Inc.                         TDW             5            NYSE
Transocean Inc.                        RIG            18            NYSE
Weatherford International Ltd.         WFT            18            NYSE


      The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2006.